Exhibit 15.1

February 10, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated February 10, 2015 on our review of interim financial information of Varian Medical Systems, Inc. for the three-month periods ended January 2, 2015 and December 27, 2013 and included in the Company's quarterly report on Form 10-Q for the quarter ended January 2, 2015 is incorporated by reference in its Registration Statements on Form S‑8 (No.333-188693, No.333-168444, No. 333-168443, No. 333-146176, No. 333-130001, No. 333-152903, No. 333-123778, No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012 and No. 333-161307).

Very truly yours,

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP